Exhibit 10.21

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is made as of June 17, 2013 (“Effective Date”), by and between Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Company”), and AbbVie Bahamas Ltd., a Bahamas corporation (“AbbVie”).  Company and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, simultaneously with the execution, the Parties (and/or their Affiliates) will be entering into certain ancillary agreements, including (i) an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which AbbVie will purchase assets from Company related to Product in territories outside the United States, and (ii) a License Agreement (the “License Agreement”) pursuant to which AbbVie will distribute, on a non-exclusive basis, Product in the United States, including its territories and possessions, and will have the right to distribute exclusively Product co-packaged with other Hepatitis C therapeutics in the United States.

WHEREAS, AbbVie desires to engage Company to supply Product (as defined below) to AbbVie in accordance with the terms and conditions of this Agreement;

WHEREAS, Company desires to supply Product to AbbVie in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1 — DEFINITIONS

The following words and phrases, when used herein with initial capital letters, shall have the meanings set forth or referenced below:

1.1          “AbbVie” has the meaning set forth in the preamble hereto.

1.2          “AbbVie Indemnitees” has the meaning set forth in Section 7.2.

1.3          “AbbVie Trademark” has the meaning set forth in Section 9.1.

1.4          “Act” shall mean the United States Food, Drug & Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.5          “ADR” has the meaning set forth in Exhibit C.

1.6          “Affiliate” shall mean, with respect to either Party, a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

is under common control with, such Party.  As used herein, the term “control” means possession of direct or indirect power to order or cause the direction of the management and policies of a corporation or other entity whether (a) through the ownership of more than fifty percent (50%) of the voting securities of the other entity; or (b) by contract, statute, regulation or otherwise.

1.7          “Agreement” has the meaning set forth in the preamble hereto.

1.8          “API” shall mean that certain compound having the formula 1-[(2R,3R,4S,5R)-3,4-dihydroxy-5-(hydroxymethyl)oxolan-2-yl]-1H-1,2,4-triazole-3-carboxamide.  [CAS # [36791-04-5].

1.9          “Applicable Law” shall mean all federal, state, local or foreign laws, codes, statutes, ordinances, regulations, rules, guidance, or orders of any kind whatsoever, which are applicable to the Parties, the transactions contemplated under this Agreement or the Product, including all relevant European Union Law, the Act, Public Health Services Act, Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a et seq.), Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), the Health Insurance Portability and Accountability Act of 1996, data security and confidentiality, patient and information privacy, and tax laws, and any other regulations promulgated by any Regulatory Authority, all as amended from time to time in the Territory.

1.10        “Applicable Percentage of AbbVie Product Requirements” shall mean (a) during the Initial Term, at least *** % of AbbVie’s worldwide requirements for ribavirin tablets in twice daily and once daily dosage forms, and (b) after the Initial Term, at least *** % of AbbVie’s worldwide requirements for ribavirin tablets in twice daily and once daily dosage forms, each as determined on a quarterly basis.

1.11        “Approved Subcontractor” has the meaning set forth in Section 4.4.

1.12        “Bulk Product” shall mean Product as tablets packaged in bulk form (i.e., fiber or HDPE drums).

1.13        “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized to be closed in the New York.

1.14        “Certificate of Analysis” shall mean the statement with approval stamped and dated by an authorized Company quality representative that provides a summary of the physical inspection of the Product conducted by Company and the Product’s release testing and performance testing results.

1.15        “cGMP” shall mean the FDA’s current Good Manufacturing Practice Regulations at 21 C.F.R. Parts 210 and 211, 21 U.S.C. 351(a), and the applicable counterpart requirements for the manufacture, warehousing, packaging, and distribution of drug products for human use promulgated by Regulatory Authorities in the countries in the Territory outside the United States, including any amendments or revisions thereto.

1.16        “CMOs” shall mean a Third Party contract manufacturer of Company with respect to Product for the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.17        “Commercialization” shall mean activities carried out by or on behalf of Company in distributing (including importing, transporting, warehousing, invoicing, handling and delivering Product to customers), promoting, marketing and selling Product, but does not include the selling of Product for use with clinical trials.

1.18        “Company” has the meaning set forth in the preamble hereto.

1.19        “Company Indemnitees” has the meaning set forth in Section 7.1.

1.20        “Compliance Audit” shall mean a review by AbbVie or its designated representatives of those portions of each of Company’s and its Affiliates’ and Approved Subcontractors’ Facilities at which the Manufacture of Product has been or is then being conducted, for purposes of reviewing Company’s and its Affiliates’ and Approved Subcontractors’ procedures and processes used in Manufacture of Product, including production and quality control files, records, and investigations of quality specifically relating to the Product.

1.21        “Confidential Information” shall mean technical, financial, manufacturing or marketing information, ideas, methods, developments, improvements, business plans, know-how, trade secrets or other proprietary information relating thereto, together with analyses, compilations, studies or other documents, records or data prepared by the Parties and their Affiliates which contain or otherwise reflect or are generated from such information.

1.22        “Convicted Entity” has the meaning set forth in Section 6.2.

1.23        “Convicted Individual” has the meaning set forth in Section 6.2.

1.24        “Debarred Entity” has the meaning set forth in Section 6.2.

1.25        “Debarred Individual” has the meaning set forth in Section 6.2.

1.26        “Drug Master File” or “DMF” shall mean a drug master file document containing detailed information about the manufacturing of the active pharmaceutical ingredient of the Product; packaging; excipients; colorant; flavor; essence; and/or other materials, as well as information describing the manufacturing site, the manufacturing facility, the operating procedures, the personnel, the manufacture, chemistry and control of the drug substance and the drug substance intermediates.

1.27        “Effective Date” has the meaning set forth in the preamble hereto.

1.28        “EMA” shall mean the European Medicines Agency, or any successor agency(ies) or authority having substantially the same function

1.29        “Excess Amount” has the meaning set forth in Section 3.2.

1.30        “Excluded Entity” has the meaning set forth in Section 6.2.

1.31        “Excluded Individual” has the meaning set forth in Section 6.2.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.32        “Facility” shall mean each facility listed on Schedule 1.32 at which Product is Manufactured.

1.33        “FDA” shall mean the United States Food and Drug Administration or any successor agency or authority having substantially the same function.

1.34        “FDA’s Disqualified/Restricted List” has the meaning set forth in Section 6.2.

1.35        “Finished Product” shall mean the fully finished packaged form of Product that includes Secondary Packaging.

1.36        “Firm Forecast” has the meaning set forth in Section 3.1.1.

1.37        “Force Majeure Event” has the meaning set forth in Section 11.1.

1.38        “Indemnified Party” has the meaning set forth in Section 7.3.

1.39        “Indemnifying Party” has the meaning set forth in Section 7.3.

1.40        “Initial Term” has the meaning set forth in Section 10.1.

1.41        “Intellectual Property Rights” shall mean (a) Patent Rights, (b) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, and service mark applications, (c) copyrights, copyright registrations and copyright applications, (d) know-how, inventions, formulae, processes and trade secrets, and (e) all rights in all of the foregoing provided by Applicable Law.

1.42        “License Agreement” has the meaning set forth in the recitals.

1.43        “Losses” shall mean any and all losses, liabilities, damages, claims, awards, judgments, Taxes, interest, penalties, costs and expenses (including reasonable attorneys’ fees, experts’ fees and other similar out-of-pocket expenses) actually suffered or incurred.

1.44        “Manufacture” shall mean activities related to the production, supply, processing, filling, finishing, packaging, labeling, shipping or any intermediate activity thereof, including process development, process qualification and validation, scale-up, analytic development, testing, storage, quality assurance and quality control. “Manufacturing” shall have a corresponding meaning.

1.45        “NDC#” shall mean National Drug Code, which is a unique 3-segment number that identifies the FDA labeler code assigned to each Party, the product, and the trade packaging.

1.46        “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.47        “Patent Rights” shall mean all rights arising under patents, provisional patent applications, patent applications or invention registrations, as well as any substitutions, continuations, continuations-in-part, divisionals and all reissues, renewals, reexaminations, extensions, supplementary protection certificates, confirmations, revalidations, registrations or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

patents, and all foreign counterparts thereof, registered or applied for in the United States and all other nations throughout the world, in connection with any of the foregoing.

1.48        “Primary Packaging” shall mean the processing of Bulk Product into unlabeled bottles or blisters.  “Primary Packaged” shall have a corresponding meaning.

1.49        “Product” shall mean the product supplied by Company to AbbVie under this Agreement as identified in Exhibit A, which may be amended from time to time by the mutual written agreement of the Parties.  The QD Product (as defined in the Purchase Agreement) will only be available for sale under this Agreement upon Company’s receipt of the necessary Regulatory Approvals and upon the completion of all manufacturing and quality requirements, including finalization of the manufacturing specifications, technical specifications and test protocols relating to the Manufacturing and performance characteristics of the QD Product.

1.50        “Product Specifications” shall mean the manufacturing specifications, technical specifications and test protocols relating to the Manufacturing and performance characteristics of the Product, as set forth on Exhibit B.

1.51        “Purchase Agreement” has the meaning set forth in the recitals.

1.52        “Purchase Order” shall mean a written purchase order issued by AbbVie under this Agreement that sets forth, with respect to the period covered thereby (a) the quantities of Product to be delivered by Company to AbbVie or its designee; and (b) the required delivery dates and delivery locations therefor.

1.53        “Quality Agreement” has the meaning set forth in Section 5.5.

1.54        “Regulatory Approvals” means all licenses, permits, authorizations and approvals of all pricing agreements and price reimbursement agreements with, and all registrations, filings and other notifications to, any governmental agency or department necessary, appropriate or useful for the Manufacture, use or Commercialization of the Product.

1.55        “Regulatory Authority” shall mean any federal, state, local, supranational or international regulatory agency, department, bureau, governmental entity or other body, including the FDA, the EMA and foreign equivalents, which is responsible for issuing approvals, licenses, registrations, clearances or authorizations necessary for the manufacture, use, storage, import, transport, offering for sale or sale of Product in the Territory.

1.56        “Renewal Term” has the meaning set forth in Section 10.1.

1.57        “Rolling Forecast” has the meaning set forth in Section 3.1.

1.58        “Secondary Packaging” shall mean the processing of Primary Packaged Product into fully packaged Product ready for distribution to end-users, including labeling of unlabeled bottles and/or blisters and final outer packaging.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.59        “Supply Interruption” shall mean an interruption to the scheduled supply of Product (other than as the result of a Force Majeure Event) pursuant to which Company supplies Product to AbbVie (a) in quantities less than *** % of quantities set forth in the applicable Purchase Order; or (b) more than two (2) weeks later than the delivery date set forth the applicable Purchase Order.

1.60        “Tech Transfer Plan” has the meaning set forth in Section 4.5.1.

1.61        “Term” has the meaning set forth in Section 10.1.

1.62        “Testing Laboratory” has the meaning set forth in Section 5.3.

1.63        “Territory” shall mean the world.

1.64        “Third Party” shall mean a party other than AbbVie or Company or any of either Party’s Affiliates.

1.65        “United States” shall mean the United States of America, its territories, protectorates and possessions.

ARTICLE 2 — PURCHASE PRICE; DELIVERY

2.1          Purchase and Sale of Product.  During the Term, Company shall sell and deliver to AbbVie, and AbbVie shall purchase and take delivery of such quantities of Product as shall equal the Applicable Percentage of AbbVie Product Requirements.  Except as otherwise expressly provided herein, Company, as the supplier of Product, shall be solely responsible for all costs and expenses incurred in connection with the Manufacture of Product, including costs and expenses of personnel, quality control testing, supply facilities, equipment and materials.

2.2          Purchase Price.  The purchase price for the Manufacture and supply of Bulk Product and Finished Product (for Product to be Commercialized by or on behalf of AbbVie in the United States) is set forth in the attached Exhibit A. If AbbVie requires Company to Manufacture and supply Finished Product to be Commercialized by or on behalf of AbbVie outside the United States, Kadmon shall supply such Product and AbbVie shall pay an amount equal to the price for *** the *** by *** to *** , without any *** . Commencing in calendar year 2014, if the costs to Manufacture and supply Product increase for any calendar year, including as a result of increases in the costs and expenses of personnel, quality control testing, supply facilities, equipment and/or materials then the Company shall provide *** day advance written notice to AbbVie, and shall provide to AbbVie documents and invoices evidencing such increased costs and expenses.  In addition, the purchase price for Products paid by AbbVie shall increase to an amount equal to such increased costs; provided, however, that such price increase shall in no event be increased by an amount greater than the increase to the Pharmaceutical Preparation Series Identification PCU325412325412, as issued by the Bureau of Labor Statistics, US Department of Labor for the prior January 1 to December 31 period.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.3          Delivery Terms.  Company shall deliver Product ordered by AbbVie, FCA Kadmon (Warrendale PA or other Company distribution center) per 2010 Incoterms, in accordance with the quantities, delivery dates and delivery and shipping instructions specified in Purchase Orders.  Shipment shall be via a carrier designated by AbbVie.  If the carrier noted on the Purchase Order is not available, then Company shall contact AbbVie for instructions regarding the mode of shipment.  Each delivery of Product shall be accompanied by a Certificate of Analysis and other such documents as may be required pursuant to the Quality Agreement or Applicable Law. Delivery of *** % or more of the Product ordered pursuant to any Purchase Order shall constitute delivery of the Product in accordance with such Purchase Order.

2.4          Invoice Terms.  Company shall invoice AbbVie for Product purchased by AbbVie upon delivery, and AbbVie shall pay any such undisputed invoice in full within *** days of receipt by AbbVie of the Product and an invoice from Company. AbbVie shall notify Company of any disputed invoice and the Parties shall promptly and in good faith, discuss, investigate and resolve such dispute within *** days of AbbVie’s receipt of the disputed invoice, or such period agreed to in writing by the Parties.  If a dispute remains unresolved following such period, the dispute shall be resolved in accordance with the ADR procedures set forth in Exhibit C; provided AbbVie shall pay the undisputed portion of any invoice.

2.5          No Other Compensation.  Company and AbbVie hereby agree that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by Company to AbbVie and by AbbVie to Company in connection with the transactions contemplated herein. Neither AbbVie nor Company previously has paid or entered into any other commitment to pay, whether orally or in writing, any AbbVie or Company employee, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

2.6          Withholding Taxes.  Any federal, state, county or municipal sales or use tax, value added tax or international sales tax, excise or similar charge, or other assessment (other than that assessed against income), or other charge lawfully assessed or charged on the Manufacture or sale of Product shall be paid by Company. Where any payment payable by one Party to the other Party pursuant to this Agreement is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to perform all acts (including by executing all appropriate documents) so as to enable the Parties to take advantage of any applicable double taxation agreement or treaty.  In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces, but does not eliminate such withholding or similar tax, the payor Party shall pay the applicable withholding or similar tax to the appropriate government authority, shall deduct the amount paid from the amount due to the payee Party and shall secure and send to the payee Party evidence in its possession of such payment.

2.7          Delivery and Confirmation by AbbVie. Within *** days after the end of each calendar year during the Term, AbbVie shall provide such documentation and support to Company evidencing compliance with its requirement to purchase from Company the Applicable Percentage of AbbVie Product Requirements.  In the event that AbbVie has not purchased the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Applicable Percentage of AbbVie Product Requirements, AbbVie shall promptly pay to Company an amount equal to the amount by which the aggregate quantity of Product purchased under Purchase Orders during such calendar year was less than the Applicable Percentage of AbbVie Product Requirements for such calendar year, multiplied by the applicable purchase price.

2.8          Audit Rights. During the Term, and until the end of three (3) calendar years thereafter, each Party will keep and maintain accurate and complete records relating to (a) in the case of Company, the calculation of Ex-US Secondary Packaging Costs and any increases to purchase price of Product and (b) in the case of AbbVie, the Applicable Percentage of AbbVie Product Requirements, which books and records will be sufficiently detailed such that the packaging costs and increases to purchase price for the Manufacture and supply of Products to AbbVie or AbbVie’s Product requirements, as applicable, can accurately be determined. Upon *** days’ prior written notice from the other Party, each Party will permit an independent certified public accounting firm of internationally recognized standing, selected by the requesting Party to examine the relevant books and records of the other Party and its Affiliates as may be reasonably necessary to verify the packaging costs and increases to purchase price for Product or AbbVie’s Product requirements, as applicable; provided, that the Party requesting an audit shall treat all information subject to review under this Section 2.8 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the audited Party obligating it to retain all such information in confidence pursuant to such confidentiality agreement, unless the accounting firm is already subject to confidentiality obligations by virtue of its professional engagement with the Party being audited in which case a separate confidentiality agreement shall not be required. An examination by a Party under this Section 2.8 will occur not more than once in any calendar year and will be limited to the pertinent books and records for any calendar year ending not more than thirty-six (36) months before the date of the request. The accounting firm will be provided access to such books and records at a Party’s facility where such books and records are normally kept and such examination will be conducted during such Party’s normal business hours. Upon completion of the audit, the accounting firm will provide both Company and AbbVie a written report disclosing whether the packaging costs and Company increases to purchase price of Product Manufactured and supplied to AbbVie or AbbVie’s purchase of the Applicable Percentage of AbbVie Product Requirements, as applicable, under this Agreement are correct or incorrect and the specific details concerning any discrepancies. If the accountant determines that packaging costs and increases to the purchase price for Product are incorrect, or AbbVie’s has purchased less than the Applicable Percentage of AbbVie Product Requirements hereunder, then any additional amount owed by one Party to the other under any invoices issued during the period subject to the audit will be paid within *** days after receipt of the accountant’s report, along with interest at an annual rate set forth below, compounded monthly from the date of the audit report.  Interest due hereunder shall be calculated at an *** of the *** (as published in the “Money Rates” table of the Eastern Edition of The Wall Street Journal during the period such amount is overdue) *** %.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

ARTICLE 3 — FORECASTING; ORDERS

3.1          Forecasting.

3.1.1                     AbbVie shall provide to Company a written non-binding estimate of its monthly requirements for Product for each of the next succeeding eighteen (18) months which shall include quantities constituting no less than the Applicable Percentage of AbbVie Product Requirements (the “Rolling Forecast”).  AbbVie shall provide the first Rolling Forecast within *** days of the Effective Date, and thereafter, the Rolling Forecast shall be updated monthly on the third Business Day of the month such that the Rolling Forecast shall always cover the next succeeding eighteen (18) months following a monthly update.  The first four (4) months of each Rolling Forecast shall be a “Firm Forecast,” and, subject to the other provisions of this Agreement, shall be binding on the Parties as to the amount of Product to be supplied and purchased.  The remaining fourteen (14) months of each Rolling Forecast shall not be part of the Firm Forecast, shall be for the Parties’ planning purposes only, and shall not constitute a commitment to purchase or supply Product in such quantities.  Each Rolling Forecast shall break down the quantities of Product into Bulk Product and Finished Product.  In the event that AbbVie fails to purchase the quantities set forth in the Firm Forecast, it shall nevertheless be obligated to pay Company for the full amount of Product set out in the Firm Forecast at the prices set forth in Exhibit A.

3.1.2                     Without duplication of any previously delivered Purchase Order, each Firm Forecast shall be accompanied by a Purchase Order for Product to be ordered by AbbVie during each of the first four (4) months, respectively, set forth in such Firm Forecast for delivery in accordance with Section 3.2.  The quantity of Product specified in any Purchase Order shall be in multiples of the full production lots of Product, such full production lot sizes to be mutually agreed following determination of the Specifications.

3.2          Purchase Orders.  Purchase Orders shall be placed on AbbVie’s Purchase Order form, specifying quantities of Product, which shall be broken down into quantities of Bulk Product and Finished Product, delivery dates and locations.  AbbVie shall be obligated to purchase and Company, subject to the provisions of this Section 3.2, shall be obligated to deliver by the required delivery date set forth therein, such quantities and type of Product as are set forth in each Purchase Order.  Company shall not be obligated to deliver Product on a delivery date set forth in a Purchase Order that is less than *** days from the submission of the Purchase Order by AbbVie to Company.  In the event that AbbVie specifies a delivery date that is within *** days from the submission of the Purchase Order by AbbVie to Company, Company will use commercially reasonable efforts to accommodate such delivery date requirement, but will be under no obligation to do so.  In the event that the terms of a Purchase Order are not consistent with or are in addition to the terms of this Agreement, the terms of this Agreement shall prevail.  In the event that AbbVie submits additional Purchase Order(s) requesting Product which taken together with Product subject to outstanding Purchase Order would amount to greater than *** % of the quantity set forth in the most recent Firm Forecast (such amount, an “Excess Amount”), subject to the provisions

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

of this Section 3.2 regarding delivery dates, Company shall use commercially reasonable efforts to accommodate such Excess Amount Purchase Orders.

ARTICLE 4 — SUPPLY TERMS

4.1          Product Specifications.  The Product Specifications as of the Effective Date for the Product are set forth on Exhibit B.  AbbVie may request changes to the Product Specifications, subject to Section 5.7, from time to time. Company shall review such changes and if it consents to such changes, which consent shall not be unreasonably withheld, conditioned or delayed, use commercially reasonable efforts to implement such changes or immediately notify AbbVie if a change cannot be implemented.  Subject to Section 5.7, prior to the implementation of any such change, Company shall promptly notify AbbVie of any price change for Product with respect to such change, and shall provide AbbVie with supporting documentation for such proposed price adjustments or costs, and the Parties shall agree in writing upon any price adjustments for Product to be supplied under the proposed amended Product Specifications.

4.2          Failure to Supply.

4.2.1                     If Company becomes aware that a Supply Interruption is reasonably likely to occur, Company shall promptly notify AbbVie by telephone or by written notification and shall provide AbbVie with the opportunity to meet in person or by teleconference to discuss the details to the extent they are known by Company.

4.2.2                     In the event that Company is unable, or notifies AbbVie that it is unable or otherwise receives notice from its CMO that it will be unable to supply, for any reason, except for a Force Majeure Event, to supply Product in accordance with the quantities and/or delivery dates specified by AbbVie for such Product via Purchase Orders, Company shall have a period of *** days or such longer time as necessary so long as Company is using commercially reasonable efforts to cure such interruption to supply, during which time Company will prioritize AbbVie Purchase Orders of Product over Company or other customer orders.  If such interruption to supply continues after such sixty (60) day period, AbbVie may, in its sole discretion: (a) cancel outstanding Purchase Orders with Company; (b) require Company to supply the undelivered Product at a future date agreed upon by the Parties; or (c) at Company’s sole expense, manufacture or have manufactured by a Third Party designated and qualified by AbbVie such quantity of ribavirin as AbbVie may reasonably determine with notice to Company as will meet AbbVie’s worldwide requirements in light of such interruption to supply.  AbbVie shall be entitled to receive from Company *** % of AbbVie’s cover damages, comprising cost differences between the Product’s cost and the replacement product’s cost, and reasonable costs associated with procuring replacements for the Product, until such time as Company is capable of resuming its supply obligations under this Agreement.  Upon Company’s resolution of the interruption to supply to the reasonable satisfaction of AbbVie, AbbVie shall be required to resume purchasing the Applicable Percentage of AbbVie Product Requirements from Company but shall be excused from purchasing that portion attributable to the permitted purchases from the Third Party manufacturer under Section 4.2.2(c).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.3          Minimum Shelf Life.          At the time of delivery, Product shall have a minimum of *** % of approved shelf life remaining, unless such Product shall have a shorter shelf life as a result of: (a) a Force Majeure Event, (b) the suspension of production activities at the request of AbbVie, and/or (c) an investigation of non-conforming Product.

4.4          SubContractors.  Company may use subcontractors, including the current CMOs listed on Schedule 4.4, that are pre-approved in writing by AbbVie, such approval not to be unreasonably withheld, conditioned or delayed (each, an “Approved Subcontractor”) to perform its obligations under this Agreement.  The CMOs listed on Schedule 4.4 shall be deemed Approved Subcontractors.  Prior to the engagement of any proposed subcontractor, Company shall provide the name and relevant details about the subcontractor to AbbVie.  AbbVie shall have the right to request reasonable additional information concerning the proposed subcontractor, including financial information.  Company shall cause its Approved Subcontractors to perform in full compliance with this Agreement, including Applicable Law, cGMPs and Product Specifications.  AbbVie’s approval of a subcontractor shall not create any contractual relationship or liability between AbbVie and such Approved Subcontractor.  No Approved Subcontractor shall be considered a Third Party beneficiary of this Agreement.  Approval of a subcontractor shall not relieve Company of any of its obligations under this Agreement.  Company shall remain liable for any breaches of this Agreement by, and any other acts or omissions of, any Approved Subcontractor.

4.5          Tech Transfer.

4.5.1                     To facilitate the establishment of AbbVie’s second supply source of ribavirin tablets in twice daily and once daily dosage forms, within *** days of the Effective Date, the Parties shall enter into a tech transfer plan (the “Tech Transfer Plan”). The Tech Transfer Plan will include provisions requiring Company to make available to AbbVie copies of the physical embodiment of those processes, protocols, procedures, methods, tests and other information, relating specifically to the Manufacturing of Product. Company shall provide reasonable assistance in order to facilitate the establishment of a back-up supplier or the transfer of Manufacturing of the Product to AbbVie or such other Third Party that AbbVie designates.  Notwithstanding the foregoing, the Parties acknowledge that Kadmon shall not be able to provide access to the DMF for the Company’s current API CMO.

4.5.2                     At AbbVie’s request, and coordinated through the JPMT established under the License Agreement, Company shall cause appropriate employees and representatives of Company and its appropriate Affiliates to meet with the employees of AbbVie or its designee at appropriate locations, from time to time, as reasonably requested by AbbVie, to facilitate the transfer of Manufacturing process.  Company shall also take all actions reasonably necessary to effectuate the royalty free transfer from Company or any of its CMOs (including Approved Subcontractors) to AbbVie or such Third Party supplier selected by AbbVie of Intellectual Property Rights owned or controlled by Company that are reasonably necessary and useful to Manufacture Product so as to enable AbbVie or such Third Party supplier to Manufacture Product.  Company shall also cooperate with AbbVie

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to promptly prepare and file all necessary regulatory submissions to accommodate such alternative supply arrangements.

4.5.3                     In connection with the activities undertaken by Company under the Tech Transfer Plan, AbbVie shall reimburse Company’s (a) pre-approved travel expenses (undertaken in accordance with applicable AbbVie travel policies);  (b) personnel expenses incurred on-site at AbbVie’s or its designee’s facility(ies) at a fully burdened rate equal to $200/hour; and (c) any actual, reasonable and documented costs and expenses required to be paid to Third Party CMOs.

4.5.4                     To the extent agreed upon by the Parties in writing, the Parties will cooperate to identify and qualify an alternative supplier of API for the purposes of the Parties establishing a second source of API.  If the Parties agree to cooperate then the Parties shall agree on the manner of sharing the costs of such identification and qualification.

ARTICLE 5 — QUALITY, COMPLIANCE AND REGULATORY MATTERS

5.1          Company’s Inspection of Product.  Company shall maintain, or cause to be maintained, an inspection procedure and quality assurance program for the Product and Company’s production processes, which Company shall follow for the Manufacture and supply of Product under this Agreement.  AbbVie shall have the right to review all records pertaining to the Manufacture of the Product, including records of all inspection and quality assurance work performed by or on behalf of Company at Company’s place of business.

5.2          Certificate of Analysis.  All deliveries of Product provided hereunder will be delivered with a full Certificate of Analysis verifying their compliance with the current Product Specifications.

5.3          AbbVie’s Inspection of Product.  AbbVie shall have the right, but not the obligation, to inspect Product upon receipt.  AbbVie may, within *** days after receipt of each delivery of Product, inspect and test such Product, and may reject any Product that is: (a) not in compliance with the applicable Product Specifications or such Product’s Certificate of Analysis; (b) not in conformance with instructions agreed upon by the Parties regarding packaging or transport; (c) shipped in violation of any Applicable Law; or (d) recalled by any Regulatory Authority or by Company for reasons for which AbbVie is not at fault, in each case by giving Company notice thereof (including a sample of such Product, if applicable).  Any Product not rejected by written notice to Company within *** days of AbbVie’s receipt shall be deemed accepted, except for Product that is found later to have had latent defect(s) that could not reasonably have been discoverable within the *** days after receipt of delivery of such Products.  Company shall undertake appropriate evaluation of such sample and shall notify AbbVie whether it has confirmed such nonconformity within *** days after receipt of such notice from AbbVie.  If Company notifies AbbVie that it has not confirmed such nonconformity, the Parties shall submit the dispute to an independent testing laboratory or other appropriate expert mutually acceptable to the Parties (the “Testing Laboratory”) for evaluation.  Both Parties shall cooperate with the Testing Laboratory’s reasonable requests for assistance in connection with its evaluation hereunder.  The findings of the Testing Laboratory shall be

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binding on the Parties, absent manifest error.  The expenses of the Testing Laboratory shall be borne by Company if the testing confirms the nonconformity and otherwise by AbbVie.  If the Testing Laboratory or Company confirms that a lot of Product does not conform to the warranty set forth in Section 6.1, Company, at AbbVie’s option, promptly shall (x) supply AbbVie with a conforming quantity of Product at Company’s expense or (y) reimburse AbbVie for the purchase price paid by AbbVie with respect to such nonconforming Product if already paid.  In addition, Company shall promptly reimburse AbbVie for all costs incurred by AbbVie with respect to such nonconforming Product.

5.4          Returns. Except for timely rejections of Product as set forth in Section 5.3, AbbVie shall not have the right to return to Company any Product delivered by Company pursuant to a Purchase Order.

5.5          Product Issues of Which Company Has Knowledge.  Company shall notify AbbVie promptly by telephone, followed by a prompt written notification, of any lot failure or similar issues that could reasonably be expected to impact AbbVie’s ability to manufacture or distribute Product to AbbVie’s customers.  If AbbVie notifies Company that a technical problem has developed with a commercial product incorporating Product that AbbVie reasonably believes may be due to a problem with the Product, Company shall provide to AbbVie a written response that outlines a plan to resolve the problem to the extent such problem relates to Company’s acquiring, testing or Manufacturing of Product.

5.6          Quality Agreement. Within ninety (90) of the Effective Date, the respective quality groups of Company and AbbVie shall prepare and enter into a reasonable and customary quality assurance agreement that shall set forth the terms and conditions upon which Company will conduct its quality activities in connection with this Agreement (the “Quality Agreement”). The Quality Agreement shall at a minimum address the following: supply process, regulatory controls, documentation control, calibration, preventive maintenance, validation program, Company quality-related matters, environmental control program, components and commodity procurement, material control, laboratory controls, exception reports, Product release testing, file samples, stability, complaints, Product reviews, management reviews, material safety information, returned goods, and Product preparation for, and handling during, shipping.

5.7          Product Changes.

5.7.1                     Supply Change Requested by AbbVie.  AbbVie may request in writing that the Company amend the Product Specifications or the supply process for the Product for the purpose of complying with any Applicable Law, including cGMPs.  AbbVie promptly shall provide Company with appropriate documentation relating to any such changes to the Product Specifications or supply process to the extent that such changes affect Company’s supply of Product hereunder. Company shall review such changes and use commercially reasonable efforts to implement such changes in a prompt and efficient manner.

5.7.2                     Supply Change Requested by Company.  Company shall not make any revision in the Manufacturing process or Facility which could reasonably be expected to affect quality, appearance, or performance of the Product or which would require approval from, or

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notification to, any Regulatory Authority without AbbVie’s prior written consent, not to be unreasonably withheld.

5.7.3                     Cost of Supply Changes.  AbbVie shall reimburse Company for reasonable, documented costs that are actually incurred by Company in connection with any amendment of the Product Specifications or the supply process for Product required by AbbVie pursuant to Section 5.7.1, including reasonable costs of capital equipment and process upgrades and of obsolescence of materials, goods-in-process, and finished goods not suitable for use in the business or operations of Company or any of its Affiliates; provided, however, that AbbVie’s liability for such reimbursement shall be limited to levels of inventory that are consistent with the most recent Rolling Forecast.  Company shall be solely responsible for any and all costs and expenses incurred by it or AbbVie as a result of any amendment of the Product Specifications or the supply process for Product (a) requested by Company and consented to by AbbVie pursuant to Section 5.7.2, (b) required by AbbVie as a result of Company’s failure to Manufacture Product in conformity with the warranties set forth herein, or (c) required by the FDA or other applicable Regulatory Authority as a result of the supply of Product in the United States.

5.8          Product Safety.  Company represents, warrants and covenants that Product supplied by Company to AbbVie under this Agreement shall comply with (a) all product safety regulations promulgated by any Regulatory Authority regarding hazardous classification and (b) appropriate labeling requirements in any country in which Product may be distributed by AbbVie, including Company providing requisite Material Safety Data Sheets (MSDS) in appropriate languages.

5.9          Regulatory Assistance.  Company shall cooperate with AbbVie and any applicable Regulatory Authorities as may be necessary for AbbVie to obtain Regulatory Approvals and/or respond to inquiries from Regulatory Authorities, in each case in connection with Product Manufactured pursuant to this Agreement.

5.10        Recalls.  Company and AbbVie agree that any recalls and the cost of implementing such recalls shall be dealt with pursuant to Section 3.7 of the License Agreement.

5.11        Records; Audits. During the Term and for a period of three (3) years thereafter, Company shall maintain all records related to the Product. During the Term and for a period of three (3) years following expiration or termination of the Agreement, AbbVie may, either itself or through designated representatives, conduct audits of Company, the Facility(ies) and the Manufacturing process, including Compliance Audits.  AbbVie and its designated representatives shall have the right to inspect the Facility, Product, reference samples, full supply histories and records at reasonable times during Company’s normal business hours.  A Company representative shall accompany AbbVie’s representatives, including AbbVie’s employees, in any inspection of or other visit to the Facility(ies) or other entry into Company’s facilities.  Company shall ensure that its Affiliates or Approved Subcontractors (as applicable) cooperate with and provide reasonable assistance to AbbVie during such audit.  AbbVie may, in its discretion, submit to Company a written report outlining its findings and observations from any audit. Within *** days after receipt of any such AbbVie report, Company shall reply to AbbVie,

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which reply shall include a corrective and preventive action plan along with a timetable for responding to any findings made by AbbVie, which corrective and preventive action plan Company shall use commercially reasonable efforts to implement as soon as practicable.

5.12        Regulatory Authority Compliance Notification.  Company shall comply with any Applicable Law that requires Company to: (a) allow representatives of any Regulatory Authority with jurisdiction over the Manufacture, marketing and distribution of Product to tour and inspect all facilities utilized by Company in the testing, packaging, storage, and shipment of Product; (b) respond to requests for information from any Regulatory Authority having jurisdiction over the Manufacture, marketing and/or distribution of Product; and (c) cooperate with such representatives in every reasonable manner.  Company shall notify AbbVie promptly (but no later than one Business Day after receipt) whenever Company (or an Approved Subcontractor, as applicable) receives notice of a pending inspection by any Regulatory Authority with jurisdiction over Company’s (or an Approved Subcontractor’s, as applicable) Manufacture and distribution of Product or AbbVie’s marketing and distribution of Product, of any plant or facility which is used in the Manufacture, packaging, storage or shipment of Product.  Company shall provide a reasonable written description of any such governmental inquiries, notifications or inspections within *** days after such visit or inquiry; provided, that the Company shall also furnish to AbbVie (x) any report or correspondence issued by the FDA or other Regulatory Authority in connection with such visit or inquiry, including any FDA Form 483 (List of Inspectional Observations), Establishment Inspection Reports or applicable portions of any FDA Warning Letters which pertain to Product  in the Territory and (y) in accordance with above, copies of proposed responses or explanations relating to items set forth above, in each case redacted of trade secrets or other Confidential Information of Company or its Affiliates (or an Approved Subcontractor, as applicable) that are unrelated to its obligations under this Agreement or are unrelated to Product.  After the filing of a response with the FDA or other Regulatory Authority, Company will promptly notify AbbVie of any further contacts with such agency relating to the subject matter of the response.

5.13        Business Continuity.  Company shall have contingency plans in place to minimize the interruption or impact to the supply of Product to AbbVie due to a Force Majeure Event or other disruptive event, whether within or outside the control of Company, including theft, vandalism, pandemic crisis, product contamination or recall, business interruption, action by activists or extremists, terrorism, and information technology interruption.  Throughout the Term, such contingency plans shall be available to AbbVie at any time and shall be updated and revised, as necessary, throughout the Term.

ARTICLE 6 — REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1          Product Warranty.  In connection with each delivery of Product hereunder, Company hereby represents and warrants to AbbVie as of the date of the delivery of such Product to AbbVie as follows: (a) such Product is in conformity with the Product Specifications, Certificate of Analysis and all Applicable Law; (b) such Product has been Manufactured in accordance with the Applicable Law, this Agreement and the Quality Agreement, and when delivered, shall be free from defects in design, material, manufacture and workmanship; (c) Product shall be of merchantable quality and shall be fit and suitable for the purposes intended by

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AbbVie; (d) no Product delivered by Company under this Agreement will be “adulterated” or “misbranded” within the meaning of the Act, or within the meaning of any other Applicable Law in which the definitions of adulteration or misbranding are substantially the same as those contained in the Act, as such laws are constituted and effective at the time of such shipment or delivery; (e) title to such Product will pass to AbbVie free and clear of any security interest, lien or other encumbrance; (f) such Product has been Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of the applicable Regulatory Authority); and (g) the Manufacture and supply of Product by Company in accordance with the terms hereof and use by AbbVie and its Affiliates and licensees, will not, in each case, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Third Party.

6.2          Debarment and Exclusion. Each Party represents and warrants that neither such Party, nor any Party employees, agents, subcontractors working on the subject matter hereunder, have ever been, are currently or are the subject of a proceeding that could lead to such Party or such employees, agents or subcontractors becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, nor are they listed on the FDA’s Disqualified/Restricted List. Each Party further covenants, represents and warrants that if, during the Term, Company, or any of Company’s employees, agents or subcontractors working on the subject matter hereunder, becomes or is the subject of a proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, or added to FDA’s Disqualified/Restricted List, such Party will immediately notify the other Party, and such other Party will have the right to immediately terminate this Agreement. This provision will survive termination or expiration of this Agreement. For purposes of this provision, the following definitions will apply: (a) a “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application; (b) a “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity; (c) an “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA); (d) a “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. §1320a — 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible; and (e) “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor.

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6.3          General Representations and Warranties.  Each Party represents and warrants to the other Party as of the Effective Date, as follows: (a) it is an entity duly incorporated or formed, as applicable, and validly existing under the laws of its state and/or country of incorporation or formation, as applicable; (b) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (d) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity; (e) all necessary consents, approvals and authorizations required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained; and (f) the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any other constitutive document of such Party; and (ii) do not and will not conflict with, violate, breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

6.4          Compliance with Applicable Law.  Each Party shall comply with all Applicable Laws related to such Party’s activities to be performed under this Agreement.

6.5          Disclaimer of Other Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, INCLUDING WITH RESPECT TO PRODUCT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

ARTICLE 7 — INDEMNIFICATION; INSURANCE

7.1          Indemnification by AbbVie.  AbbVie shall indemnify, defend and hold harmless Company, its Affiliates and their respective employees, officers, directors and agents (each a “Company Indemnitees”) from and against any and all Losses that the Company Indemnitees directly incur, and all Losses that the Company Indemnitees actually pay to one or more Third Parties, in each instance to the extent resulting from or arising out of (a) any breach by AbbVie of any of its representations, warranties or obligations pursuant to this Agreement, or (b) AbbVie’s or its Affiliates’ negligence (or more culpable act or omission) or violation of Applicable Laws or regulations in performing or failing to perform its rights or obligations in connection with this Agreement; provided, however, that Company will not be obligated to indemnify or hold harmless AbbVie Indemnitees from any such Losses which result from any of the matters for which AbbVie is obligated to indemnify Company for pursuant to Section 7.2.

7.2          Indemnification by Company. Company shall indemnify, defend and hold harmless AbbVie, its Affiliates and their respective employees, officers, directors and agents

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(each a “AbbVie Indemnitees”) from and against any and all Losses that the AbbVie Indemnitees directly incur, and all Losses that the AbbVie Indemnitees actually pay to one or more Third Parties, in each instance to the extent resulting from or arising out of (a) any breach by Company of any of its representations, warranties or obligations pursuant to this Agreement, (b) Company’s or its Affiliates’ or Approved Subcontractor’s negligence (or more culpable act or omission) or violation of Applicable Laws or regulations in performing or failing to perform its rights or obligations in connection with this Agreement, (c) any Third Party intellectual property claims related to Product (including claims with respect to Company Intellectual Property Rights); provided, however, that Company will not be obligated to indemnify or hold harmless AbbVie Indemnitees from any such Losses which result from any of the matters for which AbbVie is obligated to indemnify Company for pursuant to Section 7.1.

7.3          Claims for Indemnification.  A Party entitled to indemnification under this Article 7 (an “Indemnified Party”) shall give prompt written notification, with sufficient detail to allow the receiving Party to make an assessment thereof, to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party claim as provided in this Section 7.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice).  Within *** days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all reasonable and documented costs, including attorney fees, incurred by the Indemnified Party in defending itself within *** days after receipt of any invoice therefore from the Indemnified Party.  The Party not controlling such defense may monitor and participate in the controlling Party’s defense at its own expense; provided that, if the Indemnifying Party assumes control of such defense and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of separate counsel to the Indemnified Party in connection therewith.  The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.  The Party not controlling such defense shall cooperate with the controlling Party and shall make available to the controlling Party all witnesses, information and materials in such Party’s possession or under such Party’s control relating thereto as are reasonably required by the controlling Party, subject to appropriate provisions for the protection of confidentiality.  The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or

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consent to any judgment in respect thereof that is not solely for monetary damages, that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party, or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

7.4          Limited Liability.  EXCEPT WITH RESPECT TO THIRD PARTY INDEMNIFICATION CLAIMS PURSUANT TO ARTICLE 7, AND BREACHES OF CONFIDENTIALITY PURSUANT TO ARTICLE 8, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE) BREACH OF STATUTORY DUTY OR OTHERWISE, IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

7.5          Insurance.  Each of the Parties shall provide, at its own expense, and keep in full force and effect the kinds and amounts of insurance set forth in Section 11.4 of the License Agreement for the Term.

ARTICLE 8 — CONFIDENTIAL INFORMATION

8.1          Confidential Information.  All Confidential Information disclosed by one Party to the other Party hereunder shall, during the Term and for a period of five (5) years after expiration or termination of this Agreement, be maintained in confidence by the receiving Party and shall not be disclosed to Third Parties nor used for any purpose except to perform the receiving Party’s obligations or exercise the receiving Party’s rights pursuant to and in accordance with this Agreement, without the prior written consent of the disclosing Party.  Both Parties shall require employees to whom Confidential Information is disclosed to undertake confidentiality and non-use obligations consistent with the terms of this provision.  The foregoing obligations of confidentiality shall not apply to the extent that the subject Confidential Information:

(a)           is known by receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(b)           is properly in the public domain;

(c)           is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not, to the knowledge of the receiving Party, under an obligation of confidentiality to the disclosing Party;

(d)           is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records;

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(e)           is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical studies or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations and all reasonable steps shall be taken in order to protect the confidentiality of such Confidential Information;

(f)            is necessary to be disclosed to Affiliates, agents, consultants, and/or other Third Parties for the research and development, manufacturing and/or marketing of Product (or for such entities to determine their interest in performing such activities) for sale or use in the Territory in accordance with this Agreement on the condition that such Affiliates and/or Third Parties agree to be bound by the confidentiality and non-use obligations contained in this Agreement; or

(g)           to the extent required by Applicable Law (including in connection with any securities reporting obligations of the United States Securities and Exchange Commission (SEC) or stock market on which the receiving Party is listed) or court order; provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure.

8.2          Injunctive Relief.  In the event of any unauthorized use or disclosure by either Party of any of the other Party’s Confidential Information, the other Party shall be entitled to seek preliminary and permanent injunctive relief, as provided under Applicable Law, to prevent or enjoin any such unauthorized use or disclosure of any of the other Party’s Confidential Information.

8.3          Public Disclosures.  No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, press release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law.

ARTICLE 9 — INTELLECTUAL PROPERTY RIGHTS

9.1          Marking; Trademarks.  The Company acknowledges the validity of the title of AbbVie to any trademark, service mark, logo, design mark, trade name, or other trade dress of AbbVie (or licensed for use by AbbVie, except for such trademarks as are licensed to AbbVie by Company under the License Agreement) (“AbbVie Trademark”) that may be used in conjunction with the Product to be Manufactured by the Company hereunder.  Except as set forth in this Article 9, no right, title or interest in and to any AbbVie Trademark is granted by this Agreement.  In the event that the Product Specifications or any Regulatory Approval require Company to use an AbbVie Trademark or mark Product with one or more AbbVie patent number, then AbbVie shall grant, and hereby grants, Company the right to so use such AbbVie Trademark and AbbVie patent number only with respect to Product Manufactured for delivery to AbbVie hereunder.  Any goodwill associated with the use of such AbbVie Trademark shall be the exclusive property,

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and inure to the benefit, of AbbVie or its licensors.  Company shall not use any AbbVie Trademark in any publicity, advertising or announcement or for any other commercial purpose without the prior written approval of AbbVie, for each such use. Company agrees that it shall not at any time, either during the Term or thereafter, do anything that would adversely affect AbbVie or its Affiliates’ rights in and to any AbbVie Trademark in any country or territory worldwide, nor assist anyone else in doing so, including the following: (a) apply for registration of any AbbVie Trademark, or any mark confusingly similar thereto; (b) apply for registration of any domain name that incorporates any AbbVie Trademark or any mark confusingly similar thereto; (c) subject to the limited rights granted to it in this Section 9.1, use or authorize the use of any trademark, trade name or other designation confusingly similar to any AbbVie Trademark; or (d) contest the validity, strength, or fame of any AbbVie Trademark.

9.2          AbbVie’s  Proprietary Rights. AbbVie has granted no license, express or implied, to Company to use AbbVie Intellectual Property Rights other than for the purposes contemplated in this Agreement.

ARTICLE 10 - TERM AND TERMINATION

10.1        Term.  This Agreement shall become effective on the Effective Date, and unless sooner terminated in accordance with the terms herein, this Agreement shall remain in effect until December 31, 2014 (the “Initial Term,” and together with any Renewal Terms (as such term is defined below), the “Term”).  Thereafter, this Agreement shall be automatically renewed and shall continue in effect for *** successive renewal terms of *** year (each a “Renewal Term”), unless at least *** months prior to the termination of the Initial Term or the then-current Renewal Term, as applicable, AbbVie provides written notification to Company that AbbVie is terminating this Agreement at the end of the Initial Term or the then-current Renewal Term, as applicable.

10.2        Termination for Breach.  In the event that either Party (the “breaching Party”) commits a material breach or default of any of its obligations hereunder, the other Party (the “non-breaching Party”) may give the breaching Party written notice of such breach or default.  In the event that the breaching Party fails to cure such breach or default within *** days (or *** days with respect to payment defaults) after the date of the non-breaching Party’s notice thereof, then the non-breaching Party may terminate this Agreement immediately.

10.3        Termination by Insolvency.  Either Party may terminate this Agreement immediately upon notice to the other Party if the other Party shall (a) file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction a petition in bankruptcy or insolvency or for reorganization or for arrangement or for the appointment of a receiver or trustee of that Party or its assets; (b) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within *** days after the filing thereof; (c) propose or be a party to any dissolution or liquidation; or (d) make an assignment for the benefit of its creditors.

10.4        Debarred Individual.  AbbVie may terminate this Agreement immediately upon providing notice in the event any employee or agent of Company becomes or is the subject of a

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proceeding that could lead to such person becoming a Debarred Individual in accordance with Section 6.2.

10.5        Effect of Termination.

10.5.1              Upon termination of this Agreement by AbbVie pursuant to Sections 10.2, 10.3 or 10.4, Company shall at its sole cost: (a) incur no further obligations, including placement of orders or subcontracts for material, services or facilities; (b) promptly use commercially reasonable efforts to terminate or assign to AbbVie or AbbVie’s designee, upon terms and conditions reasonably satisfactory to AbbVie, all obligations, including orders or subcontracts; (c) mitigate costs associated with this Agreement; and (d) promptly use commercially reasonable efforts to provide AbbVie assistance in maintaining performance of Company’s obligations hereunder by AbbVie or its designee and to facilitate the orderly transfer of such obligations.

10.5.2              Upon termination of this Agreement by Company pursuant to Sections 10.2 or 10.3, AbbVie shall purchase from Company the amount of Product that is subject to Purchase Orders outstanding at the time of such termination.  AbbVie shall in addition reimburse Company for work in process and materials that Company has purchased for the purpose of supplying Product under open Purchase Orders to AbbVie.

10.5.3              Except as and to the extent contemplated by Section 10.5.2, upon expiration of this Agreement or any earlier termination of this Agreement, Company immediately shall cease all Manufacturing of Product pursuant to this Agreement.

10.6        Survival.  The following Articles and Sections shall survive termination or expiration of the Agreement: Articles 1, 7, 8, 9 and 11 and Sections 4.5, 5.10, 6.2, 10.5, 10.6, and 10.7.  In addition, all provisions that survive termination, that are irrevocable or that arise due to termination shall survive in accordance with their terms.  Any other provisions of this Agreement contemplated by their terms to pertain to a period of time following termination or expiration of this Agreement shall survive only for the specified period of time.

10.7        Accrued Obligations.  Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

ARTICLE 11 — MISCELLANEOUS

11.1        Force Majeure. Neither Party shall be liable for any failure to perform, or any delay in the performance of, any of its obligations under this Agreement (other than a failure to pay any amount due hereunder) to the extent, but only to the extent, that such Party’s performance is prevented by the occurrence a Force Majeure Event.  A “Force Majeure Event” shall mean and include, war, civil war, insurrection, rebellion, civil unrest, fire, flood, earthquake, adverse weather conditions, strike, lockout, labor unrest, acts of the public enemy, acts of government authorities, and, in general, any other cause or condition beyond the

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reasonable control of the Party whose performance is affected thereby.  In the event that a Party’s performance is affected by the occurrence of any Force Majeure Event, that Party shall furnish prompt written notice thereof to the other Party hereto.  Promptly thereafter, the Parties shall meet to discuss how AbbVie shall obtain such full quantity of conforming Product.

11.2        Assignment.   Neither Party may assign or transfer its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, except that a Party may make such an assignment or delegation without the other Party’s consent to (a) Affiliates, provided that such assignment or delegation does not relieve such assigning Party from its obligations hereunder or (b) a successor to substantially all of the business of such Party to which this Agreement pertains, whether in a merger, sale of stock, sale of assets, spin-off or other transaction.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in writing to the other Party, expressly assume such rights and/or obligations.  Any attempted assignment or delegation by either Party in violation of the terms of this Section 11.2 shall be null, void and of no legal effect.

11.3        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the Parties and its successors and permitted assigns.

11.4        Waiver.  No waiver will be implied from conduct or failure to enforce rights.  No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced.  Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

11.5        Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

11.6        Relationship of the Parties.  The relationship of the Parties under this Agreement is that of independent contractors.  Nothing contained in this Agreement is intended or is to be construed so as to constitute the Parties as partners, joint venturers, or one Party as an agent or employee of the other Party.  Neither Party has any express or implied right under this Agreement to assume or create any obligation on behalf of or in the name of the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party, and no conduct of a Party shall be deemed to imply such right.

11.7        Entire Agreement.  This Agreement and schedules and the Exhibits hereto, together with the Purchase Agreement, the License Agreement and the other Ancillary Agreements (as such term is defined in the Purchase Agreement) contain the entire agreement

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between the Parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

11.8        Amendments.  No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of each Party.

11.9        Further Assurances.   Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.10      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.  Each Party acknowledges that an original signature or a copy thereof transmitted by facsimile or by PDF shall constitute an original signature for purposes of this Agreement.

11.11      No Third Party Beneficiaries.  This Agreement has been entered into for the sole benefit of Company and AbbVie and in no event will any Third Party benefits or obligations be created thereby.

11.12      Dispute Resolution. If a dispute arises between the Parties, the Parties shall follow the alternative dispute resolution provisions provided for in Exhibit C.

11.13      Notice.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 11.13 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.13.  Such Notice shall be deemed to have been given as of the date delivered by hand or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.

To: Kadmon	Kadmon Pharmaceuticals, LLC 450 East 29th Street, 5th Floor New York, NY 10016 Attn: Steven N. Gordon, Executive Vice President and General Counsel Facsimile: (212) 355-7855

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with a copy to:	DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 Attn: Howard S. Schwartz, Esq. Facsimile: (410) 580-3251

To: AbbVie	AbbVie Inc. 1 North Waukegan Road North Chicago, Illinois 60064 Attn: Executive Vice President, Global Commercial Operations Facsimile: (847) 935-3294

with a copy to:	AbbVie Inc. 1 North Waukegan Road North Chicago, Illinois 60064 Attn: Executive Vice President, Business Development, External Affairs and General Counsel Facsimile: (847) 935-3294

11.14      Expenses.  Unless otherwise specifically provided for herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that shall have incurred the same, and the other Party shall have no liability therefor.

11.15      Governing Law.  This Agreement shall be governed by, and interpreted in accordance with the laws of the State of New York, without reference to conflicts of laws principles; provided, however, that the validity or enforcement of Intellectual Property Rights hereunder shall be determined under the laws of that jurisdiction in which those Intellectual Property Rights are registered or for which an application for registration has been filed.  The United Nations Conventions on Contracts for the International Sale of Goods shall not be applicable to this Agreement.

11.16      Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Regulatory Authority in accordance with Applicable Law.

11.17      Interpretation. The headings of the Sections of this Agreement have been added for the convenience of the Parties and shall not be deemed a part hereof. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to

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include the other genders as the context requires.  The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto and thereto) and not to any particular provision of this Agreement.  Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits, and Schedules to this Agreement unless otherwise specified.  Unless otherwise stated, all references to any agreement shall be deemed to include the Exhibits, Schedules and Annexes, if applicable, to such agreement.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.  Unless otherwise specified in a particular case, the word “days” refers to calendar days.  References herein to this Agreement shall be deemed to refer to this Agreement as of its Effective Date and as it may be amended thereafter, unless otherwise specified.  References to the performance, discharge or fulfillment of any liability or obligation in accordance with its terms shall have meaning only to the extent such liability or obligation has terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

ABBVIE BAHAMAS LTD.		KADMON PHARMACEUTICALS, LLC

By:	/s/ William Chase	By:	/s/ Steven N. Gordon

Name:	William Chase	Name:	Steven N. Gordon

Title:	Authorized Officer	Title:	Executive Vice President and General Counsel

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